EXHIBIT 99.1

Contact:	Franklin Resources, Inc.
Investor Relations: Brian Sevilla (650) 312-4091
Media Relations: Matt Walsh (650) 312-2245
investors.franklinresources.com

FOR IMMEDIATE RELEASE

Franklin Resources, Inc. Announces First Quarter Results

San Mateo, CA, January 30, 2015 - Franklin Resources, Inc. (the “Company”) [NYSE: BEN] today announced net income1 of $566.4 million or $0.91 per diluted share for the quarter ended December 31, 2014, as compared to $640.6 million or $1.02 per diluted share for the previous quarter and $603.8 million or $0.96 per diluted share for the quarter ended December 31, 2013.

	Quarter Ended		% Change	Quarter Ended	% Change
	31-Dec-14	30-Sep-14	Qtr. vs. Qtr.	31-Dec-13	Year vs. Year
Financial Results
(in millions, except per share data)
Operating revenues	$2,064.3	$2,155.5	(4)%	$2,109.5	(2)%
Operating income	782.0	835.3	(6)%	813.1	(4)%
Operating margin	37.9%	38.8%		38.5%

Net income[1]	$566.4	$640.6	(12)%	$603.8	(6)%
Diluted earnings per share	$0.91	$1.02	(11)%	$0.96	(5)%

Assets Under Management
(in billions)
Ending	$880.1	$898.0	(2)%	$879.1	0%
Average[2]	894.1	912.1	(2)%	865.9	3%
Net new flows	(3.5)	(0.1)	NM	—	NM

Total assets under management (“AUM”) were $880.1 billion at December 31, 2014, down $17.9 billion or 2% during the quarter primarily due to $12.1 billion of market depreciation and other, which includes a $4.6 billion decrease due to the impact of foreign exchange revaluation, and net new outflows of $3.5 billion.

Cash and cash equivalents and investments were $10.4 billion at December 31, 2014, as compared to $10.0 billion at September 30, 2014. Total stockholders’ equity was $12.2 billion at December 31, 2014 and September 30, 2014. The Company had 622.4 million shares of common stock outstanding at December 31, 2014, as compared to 622.9 million shares outstanding at September 30, 2014. During the quarter ended December 31, 2014, the Company repurchased 2.7 million shares of its common stock for a total cost of $151.2 million.

On December 3, 2014, the Company declared a special cash dividend of $0.50 per share and a regular quarterly cash dividend of $0.15 per share, which were both paid on January 9, 2015. The quarterly dividend represents a 25% increase over the dividends paid in the prior quarter and the same quarter a year ago. The special and quarterly dividends are consistent with the Company’s long-term capital management strategy of continuing to invest in the business, maintaining financial strength and flexibility, and returning a substantial portion of the Company’s earnings to stockholders through the payment of dividends and common stock repurchases.

Conference Call Information

Pre-recorded audio commentary on the results from Franklin Resources, Inc.’s Chairman, CEO and President Greg Johnson and CFO and Executive Vice President Ken Lewis will be available today at approximately 8:30 a.m. Eastern Time. They will also lead a live teleconference today at 11:00 a.m. Eastern Time to answer questions of a material nature. Analysts and investors are encouraged to review the Company’s recent filings with the U.S. Securities and Exchange Commission and to contact Investor Relations before the live teleconference for any clarifications or questions related to the earnings release or pre-recorded audio commentary.

Access to the pre-recorded audio commentary and accompanying slides are available at investors.franklinresources.com. The pre-recorded audio commentary can also be accessed by dialing (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 38740475, any time through March 1, 2015.

Access to the live teleconference will be available at investors.franklinresources.com or by dialing (800) 446-1671 in the U.S. and Canada or (847) 413-3362 internationally. A replay of the teleconference can also be accessed by calling (888) 843-7419 in the U.S. and Canada or (630) 652-3042 internationally using access code 38740444, after 1:30 p.m. Eastern Time on January 30, 2015 through March 1, 2015.

Questions regarding the pre-recorded audio commentary or live teleconference should be directed to Franklin Resources, Inc., Investor Relations at (650) 312-4091 or Media Relations at (650) 312-2245.

Performance Rankings of Franklin Templeton’s U.S.-Registered and Cross-Border Long-Term Mutual Funds3,4,5:

	Percentage of Assets in Top Two Peer Group Quartiles
Period Ended December 31, 2014	1-Year	3-Year	5-Year	10-Year
Equity and Hybrid (AUM: $318 billion)	21%	68%	73%	71%
Fixed-Income (AUM: $277 billion)	59%	80%	83%	92%
Total (AUM: $595 billion)	39%	74%	78%	81%

Performance quoted above represents past performance, which cannot predict or guarantee future results. All investments involve risks, including loss of principal.

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in millions, except per share data and AUM)	Three Months Ended December 31,		% Change
	2014	2013
Operating Revenues
Investment management fees	$1,382.4	$1,373.8	1%
Sales and distribution fees	595.0	636.7	(7)%
Shareholder servicing fees	65.8	76.1	(14)%
Other	21.1	22.9	(8)%
Total operating revenues	2,064.3	2,109.5	(2)%
Operating Expenses
Sales, distribution and marketing	731.5	776.7	(6)%
Compensation and benefits	375.5	349.0	8%
Information systems and technology	51.2	50.2	2%
Occupancy	34.3	33.1	4%
General, administrative and other	89.8	87.4	3%
Total operating expenses	1,282.3	1,296.4	(1)%
Operating Income	782.0	813.1	(4)%
Other Income (Expenses)
Investment and other income, net	51.7	48.2	7%
Interest expense	(11.3)	(12.6)	(10)%
Other income, net	40.4	35.6	13%
Income before taxes	822.4	848.7	(3)%
Taxes on income	256.1	252.7	1%
Net income	566.3	596.0	(5)%
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	6.7	(17.2)	NM
Redeemable noncontrolling interests	(6.8)	9.4	NM
Net Income Attributable to Franklin Resources, Inc.	$566.4	$603.8	(6)%

Earnings per Share
Basic	$0.91	$0.96	(5)%
Diluted	0.91	0.96	(5)%
Dividends per Share	$0.65	$0.12	442%

Average Shares Outstanding
Basic	620.1	628.1	(1)%
Diluted	620.2	628.5	(1)%

Operating Margin	37.9%	38.5%

AUM (in billions)
Ending	$880.1	$879.1	0%
Average	894.1	865.9	3%
Net new flows	(3.5)	—	NM

Franklin Resources, Inc. Condensed Consolidated Statements of Income Unaudited
(in millions, except per share data and employees)	Three Months Ended		% Change	Three Months Ended
	31-Dec-14	30-Sep-14		30-Jun-14	31-Mar-14	31-Dec-13
Operating Revenues
Investment management fees	$1,382.4	$1,430.7	(3)%	$1,393.2	$1,368.0	$1,373.8
Sales and distribution fees	595.0	627.4	(5)%	643.7	638.6	636.7
Shareholder servicing fees	65.8	68.3	(4)%	69.0	67.7	76.1
Other	21.1	29.1	(27)%	24.6	21.6	22.9
Total operating revenues	2,064.3	2,155.5	(4)%	2,130.5	2,095.9	2,109.5
Operating Expenses
Sales, distribution and marketing	731.5	755.9	(3)%	789.3	766.3	776.7
Compensation and benefits	375.5	365.9	3%	380.7	372.3	349.0
Information systems and technology	51.2	60.8	(16)%	54.3	51.0	50.2
Occupancy	34.3	36.7	(7)%	34.1	33.8	33.1
General, administrative and other	89.8	100.9	(11)%	85.3	86.5	87.4
Total operating expenses	1,282.3	1,320.2	(3)%	1,343.7	1,309.9	1,296.4
Operating Income	782.0	835.3	(6)%	786.8	786.0	813.1
Other Income (Expenses)
Investment and other income, net	51.7	63.0	(18)%	107.6	17.0	48.2
Interest expense	(11.3)	(12.5)	(10)%	(10.9)	(11.4)	(12.6)
Other income, net	40.4	50.5	(20)%	96.7	5.6	35.6
Income before taxes	822.4	885.8	(7)%	883.5	791.6	848.7
Taxes on income	256.1	255.0	0%	251.4	238.8	252.7
Net income	566.3	630.8	(10)%	632.1	552.8	596.0
Less: net income (loss) attributable to
Nonredeemable noncontrolling interests	6.7	(16.2)	NM	47.4	(7.2)	(17.2)
Redeemable noncontrolling interests	(6.8)	6.4	NM	5.8	(1.0)	9.4
Net Income Attributable to Franklin Resources, Inc.	$566.4	$640.6	(12)%	$578.9	$561.0	$603.8

Earnings per Share
Basic	$0.91	$1.03	(12)%	$0.92	$0.89	$0.96
Diluted	0.91	1.02	(11)%	0.92	0.89	0.96
Dividends per Share	$0.65	$0.12	442%	$0.12	$0.12	$0.12

Average Shares Outstanding
Basic	620.1	621.6	0%	623.2	626.1	628.1
Diluted	620.2	622.1	0%	623.6	626.5	628.5

Operating Margin	37.9%	38.8%		36.9%	37.5%	38.5%

Employees	9,368	9,266	1%	9,299	9,041	9,065
Billable Shareholder Accounts	24.3	23.9	2%	24.8	24.4	24.7

AUM AND FLOWS

(in billions)	Three Months Ended December 31,		% Change
	2014	2013
Beginning AUM	$898.0	$844.7	6%
Long-term sales	46.7	49.8	(6)%
Long-term redemptions	(50.0)	(49.7)	1%
Net cash management	(0.2)	(0.1)	100%
Net new flows	(3.5)	—	NM
Reinvested distributions	15.1	9.7	56%
Net flows	11.6	9.7	20%
Distributions	(17.4)	(11.3)	54%
Appreciation (depreciation) and other[6]	(12.1)	36.0	NM
Ending AUM	$880.1	$879.1	0%

AUM BY INVESTMENT OBJECTIVE

(in billions)	31-Dec-14	30-Sep-14	% Change	30-Jun-14	31-Mar-14	31-Dec-13
Equity
Global/international	$248.5	$261.5	(5)%	$273.8	$262.8	$260.4
United States	113.1	109.5	3%	114.5	110.1	105.3
Total equity	361.6	371.0	(3)%	388.3	372.9	365.7
Hybrid	157.1	159.0	(1)%	162.5	154.0	147.8
Fixed-Income
Tax-free	73.2	72.1	2%	71.6	70.1	69.0
Taxable
Global/international	219.1	225.1	(3)%	230.6	223.5	231.3
United States	62.2	63.8	(3)%	61.1	60.1	58.7
Total fixed-income	354.5	361.0	(2)%	363.3	353.7	359.0
Cash Management	6.9	7.0	(1)%	6.4	6.3	6.6
Total AUM	$880.1	$898.0	(2)%	$920.5	$886.9	$879.1
Average AUM for the Three-Month Period	$894.1	$912.1	(2)%	$902.8	$876.4	$865.9

AUM AND FLOWS - UNITED STATES AND INTERNATIONAL7

	As of and for the Three Months Ended
(in billions)	31-Dec-14	% of Total	30-Sep-14	% of Total	31-Dec-13	% of Total
Long-Term Sales
United States	$22.2	48%	$21.6	48%	$25.3	51%
International	24.5	52%	23.8	52%	24.5	49%
Total long-term sales	$46.7	100%	$45.4	100%	$49.8	100%
Long-Term Redemptions
United States	$(26.7)	53%	$(23.3)	51%	$(25.5)	51%
International	(23.3)	47%	(22.7)	49%	(24.2)	49%
Total long-term redemptions	$(50.0)	100%	$(46.0)	100%	$(49.7)	100%
AUM
United States	$580.6	66%	$589.1	66%	$568.9	65%
International	299.5	34%	308.9	34%	310.2	35%
Total AUM	$880.1	100%	$898.0	100%	$879.1	100%

AUM AND FLOWS BY INVESTMENT OBJECTIVE

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2014	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2014	$261.5	$109.5	$159.0	$72.1	$225.1	$63.8	$7.0	$898.0
Long-term sales	10.8	5.2	7.5	2.0	17.6	3.6	—	46.7
Long-term redemptions	(14.2)	(6.5)	(6.5)	(2.1)	(16.5)	(4.2)	—	(50.0)
Net exchanges	(0.1)	0.4	—	0.1	(0.3)	(0.2)	0.1	—
Net cash management	—	—	—	—	—	—	(0.2)	(0.2)
Net new flows	(3.5)	(0.9)	1.0	—	0.8	(0.8)	(0.1)	(3.5)
Reinvested distributions	4.3	3.9	1.9	0.5	3.9	0.6	—	15.1
Net flows	0.8	3.0	2.9	0.5	4.7	(0.2)	(0.1)	11.6
Distributions	(4.9)	(4.2)	(2.1)	(0.7)	(4.8)	(0.7)	—	(17.4)
Appreciation (depreciation) and other[6]	(8.9)	4.8	(2.7)	1.3	(5.9)	(0.7)	—	(12.1)
AUM at December 31, 2014	$248.5	$113.1	$157.1	$73.2	$219.1	$62.2	$6.9	$880.1

(in billions)	Equity			Fixed-Income
for the three months ended September 30, 2014	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at July 1, 2014	$273.8	$114.5	$162.5	$71.6	$230.6	$61.1	$6.4	$920.5
Long-term sales	11.4	4.4	8.1	2.0	15.0	4.5	—	45.4
Long-term redemptions	(14.3)	(6.4)	(6.1)	(2.7)	(12.3)	(4.2)	—	(46.0)
Net exchanges	0.1	(0.2)	0.2	—	(0.2)	(0.1)	0.2	—
Net cash management	—	—	—	—	—	—	0.5	0.5
Net new flows	(2.8)	(2.2)	2.2	(0.7)	2.5	0.2	0.7	(0.1)
Reinvested distributions	0.7	0.4	1.1	0.6	1.0	0.3	—	4.1
Net flows	(2.1)	(1.8)	3.3	(0.1)	3.5	0.5	0.7	4.0
Distributions	(0.7)	(0.4)	(1.3)	(0.7)	(1.5)	(0.5)	—	(5.1)
Appreciation (depreciation) and other[6]	(9.5)	(2.8)	(5.5)	1.3	(7.5)	2.7	(0.1)	(21.4)
AUM at September 30, 2014	$261.5	$109.5	$159.0	$72.1	$225.1	$63.8	$7.0	$898.0

(in billions)	Equity			Fixed-Income
for the three months ended December 31, 2013	Global/ International	United States	Hybrid	Tax-Free	Taxable Global/ International	Taxable United States	Cash Management	Total
AUM at October 1, 2013	$243.9	$97.2	$137.5	$72.4	$228.8	$58.3	$6.6	$844.7
Long-term sales	15.1	6.1	6.5	1.9	15.9	4.3	—	49.8
Long-term redemptions	(12.3)	(6.1)	(4.1)	(4.5)	(18.4)	(4.3)	—	(49.7)
Net exchanges	0.3	0.4	0.8	(0.8)	(0.6)	(0.2)	0.1	—
Net cash management	—	—	—	—	—	—	(0.1)	(0.1)
Net new flows	3.1	0.4	3.2	(3.4)	(3.1)	(0.2)	—	—
Reinvested distributions	3.0	2.5	1.5	0.6	1.6	0.5	—	9.7
Net flows	6.1	2.9	4.7	(2.8)	(1.5)	0.3	—	9.7
Distributions	(3.3)	(2.7)	(1.7)	(0.8)	(2.2)	(0.6)	—	(11.3)
Appreciation and other[6]	13.7	7.9	7.3	0.2	6.2	0.7	—	36.0
AUM at December 31, 2013	$260.4	$105.3	$147.8	$69.0	$231.3	$58.7	$6.6	$879.1

Notes

1.	Net income represents net income attributable to Franklin Resources, Inc.

2.	Average AUM represents simple monthly average AUM.

3.
Nothing in this section shall be considered a solicitation to buy or an offer to sell a security to any person in any jurisdiction where such offer, solicitation, purchase or sale would be unlawful under the securities laws of such jurisdiction.

4.
Franklin/Templeton Distributors, Inc., a wholly owned subsidiary of Franklin Resources, Inc., is the principal distributor of Franklin Templeton Investments’ U.S. registered funds, which are available only in jurisdictions where an offer or solicitation of such products is permitted under applicable legislation.  Products, services and information may not be available in all jurisdictions and are offered outside the U.S. by other Franklin Templeton Investments affiliates and/or their distributors as local legislation permits.

5.
The peer group rankings are sourced from either Lipper, a Thomson Reuters Company, or Morningstar, as the case may be, and are based on an absolute ranking of returns as of December 31, 2014. Lipper rankings for Franklin Templeton U.S.-registered long-term mutual funds are based on Class A shares and do not include sales charges. Franklin Templeton U.S.-registered long-term funds are compared against a universe of all share classes. Performance rankings for other share classes may differ. Morningstar rankings for Franklin Templeton cross-border long-term mutual funds are based on primary share classes and do not include sales charges. Performance rankings for other share classes may differ. Results may have been different if these or other factors had been considered. The figures in the table are based on data available from Lipper as of January 7, 2015 and Morningstar as of January 12, 2015 and are subject to revision. © 2015 Morningstar, Inc. All Rights Reserved. The information herein: (1) is proprietary to Morningstar and/or its content providers; (2) may not be copied or distributed; and (3) is not warranted to be accurate, complete or timely. Neither Morningstar nor its content providers are responsible for any damages or losses arising from any use of this information.

6.	Appreciation (depreciation) and other includes the impact of foreign exchange revaluation.

7.	International includes North America-based advisors serving non-resident clients.

Franklin Resources, Inc. is a global investment management organization operating as Franklin Templeton Investments. Franklin Templeton Investments provides global and domestic investment management to retail, institutional and sovereign wealth clients in over 150 countries. Through specialized teams, the Company has expertise across all asset classes - including equity, fixed income, alternative and custom solutions. The Company’s more than 600 investment professionals are supported by its integrated, worldwide team of risk management professionals and global trading desk network. With offices in 35 countries, the California-based company has more than 65 years of investment experience and $880.1 billion in AUM as of December 31, 2014. The Company posts information that may be significant for investors in the Investor Relations and News Center sections of its website, and encourages investors to consult those sections regularly. For more information, please visit investors.franklinresources.com.

Forward-Looking Statements

Statements in this press release regarding Franklin Resources, Inc. (“Franklin”) and its subsidiaries, which are not historical facts, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. When used in this press release, words or phrases generally written in the future tense and/or preceded by words such as “will,” “may,” “could,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “estimate” or other similar words are forward-looking statements.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

These and other risks, uncertainties and other important factors are described in more detail in Franklin’s recent filings with the U.S. Securities and Exchange Commission, including, without limitation, in Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations in Franklin’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014 and Franklin’s subsequent Quarterly Report on Form 10-Q:

•
Volatility and disruption of the capital and credit markets, and adverse changes in the global economy, may significantly affect our results of operations and may put pressure on our financial results.

•	The amount and mix of our AUM are subject to significant fluctuations.

•	We are subject to extensive, complex, overlapping and frequently changing rules, regulations and legal interpretations.

•
U.S. regulatory and legislative actions and reforms have made the regulatory environment in which we operate more costly and future actions and reforms could adversely impact our financial condition and results of operations.

•	Failure to comply with the laws, rules or regulations in any of the non-U.S. jurisdictions in which we operate could result in substantial harm to our reputation and results of operations.

•	Changes in tax laws or exposure to additional income tax liabilities could have a material impact on our financial condition, results of operations and liquidity.

•
Any significant limitation, failure or security breach of our information and cyber security infrastructure, software applications, technology or other systems that are critical to our operations could harm our operations and reputation.

•
Our business operations are complex and a failure to properly perform operational tasks or the misrepresentation of our products and services, or the termination of investment management agreements representing a significant portion of our AUM, could have an adverse effect on our revenues and income.

•	We face risks, and corresponding potential costs and expenses, associated with conducting operations and growing our business in numerous countries.

•	We depend on key personnel and our financial performance could be negatively affected by the loss of their services.

•
Strong competition from numerous and sometimes larger companies with competing offerings and products could limit or reduce sales of our products, potentially resulting in a decline in our market share, revenues and income.

•	Changes in the third-party distribution and sales channels on which we depend could reduce our income and hinder our growth.

•
Our increasing focus on international markets as a source of investments and sales of investment products subjects us to increased exchange rate and other risks in connection with our revenues and income generated overseas.

•	Harm to our reputation or poor investment performance of our products could reduce the level of our AUM or affect our sales, potentially negatively impacting our revenues and income.

•	Our future results are dependent upon maintaining an appropriate level of expenses, which is subject to fluctuation.

•	Our ability to successfully manage and grow our business can be impeded by systems and other technological limitations.

•
Our inability to successfully recover should we experience a disaster or other business continuity problem could cause material financial loss, loss of human capital, regulatory actions, reputational harm, or legal liability.

•
Certain of the portfolios we manage, including our emerging market portfolios, are vulnerable to significant market-specific political, economic or other risks, any of which may negatively impact our revenues and income.

•
Regulatory and governmental examinations and/or investigations, litigation and the legal risks associated with our business, could adversely impact our AUM, increase costs and negatively impact our profitability and/or our future financial results.

•	Our ability to meet cash needs depends upon certain factors, including the market value of our assets, operating cash flows and our perceived creditworthiness.

•	We are dependent on the earnings of our subsidiaries.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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